UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2019, The Greenbrier Companies, Inc. (“Greenbrier”) entered into a First Amendment to the Fourth Amended and Restated Credit Agreement, Guarantor Joinder and Amendment to Certain Collateral Documents with Bank of America, N.A., as Administrative Agent for the Lenders (“Agent”), Greenbrier, as Borrower, certain subsidiary guarantors, and the lending institutions party thereto from time to time which amends and restates that certain Fourth Amended and Restated Credit Agreement dated as of September 26, 2018 (the “Original Credit Agreement”, as amended, the “Amended Credit Facility”), by and among Greenbrier, the Agent, and certain lending institutions.

Subject to customary conditions, the Amended Credit Facility permits Greenbrier to borrow up to $300.0 million (the “Term Loan”) to pay a portion of the purchase price under Greenbrier’s previously-disclosed asset purchase agreement with American Railcar Industries, Inc., which closing remains subject to conditions. If Greenbrier borrows the Term Loan, the Term Loan will bear the same variable rate of interest as other borrowings under the Amended Credit Facility (which interest rate provisions remain unchanged from the Original Credit Agreement), and Greenbrier must repay the Term Loan in quarterly installments equal to 1.25% of the original principal amount of the Term Loan commencing with the first full fiscal quarter following the closing of the transaction, subject to prepayments in the event of certain debt issuances, asset dispositions or casualty events.

The Amended Credit Facility continues to allow Greenbrier to borrow, on a revolving basis, up to $600.0 million based on availability under a revised borrowing base formula. As of May 31, 2019, no principal amounts were outstanding under the Original Credit Agreement.

As amended, the Amended Credit Facility (including the Term Loan) matures on June 3, 2024, unless Greenbrier’s currently outstanding 2.875% convertible senior notes remain outstanding as of November 1, 2023, in which case the Amended Credit Facility matures on November 1, 2023. On such maturity date, all amounts outstanding under the Amended Credit Facility are due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Greenbrier’s potential asset acquisition from American Railcar Industries, Inc. (the “Transaction”) and, as a result the potential borrowing of the Term Loan, remain subject to conditions, risks and uncertainties, including the risk of potential delays in consummating the Transaction; the risk that the Transaction may not close due to, among other potential factors, the failure to satisfy closing conditions to the closing or the termination of the purchase agreement pursuant to which the Transaction is expected to occur; the risk that a regulatory approval that may be required for the Transaction to be consummated is delayed, not obtained or obtained subject to conditions that are not anticipated; and other risks. In addition, Greenbrier’s ability to borrow the Term Loan remains subject to conditions precedent and other terms as provided in the Amended Credit Facility. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Unless required by law, Greenbrier undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC. (Registrant)

Date: June 7, 2019	By:	/s/ Adrian J. Downes
Adrian J. Downes Senior Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)